UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: October 8, 2004
                                         ---------------

                           Million Dollar Saloon, Inc.
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-27006

         Nevada                                                13-3428657
------------------------                                ------------------------
(State of incorporation)                                (IRS Employer ID Number)

                    6848 Greenville Avenue, Dallas, TX 75231
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (214) 691-6757
                                 --------------
                           (Issuer's telephone number)

Item 4.01 - Changes in Registrant's Certifying Accountant

Resignation of S. W. Hatfield, CPA's
------------------------------------

On October 8, 2004, the Board of Directors of Million Dollar Saloon, Inc. (Company) was notified by it's auditors, S. W. Hatfield, CPA (SWHCPA) of Dallas, Texas that, due to the partner rotation rules and regulations of the U. S. Securities and Exchange Commission and Sarbanes-Oxley Act of 2002, the firm would resign effective upon the Company's filing of the Form 10-QSB for the quarter ended September 30, 2004.

The Company's Board of Directors has accepted the pending resignation of SWHCPA.

No  accountant's  report on the financial  statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report.

The Company anticipates appointing successor auditors in the near future and will file the required Current Report on Form 8-K concurrent with that event.


Item 7 - Financial Statements and Exhibits

(c)  Exhibits
Exhibit No.       Description
-----------       -----------
16.1              Letter regarding change in certifying accountant.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  Million Dollar Saloon, Inc.

Date: October 8, 2004                             By:      /s/ Nick Mehmeti
      ---------------                                ---------------------------
                                                                    Nick Mehmeti
                                                     Chief Executive Officer and
                                                         Chief Financial Officer